Exhibit 10.7

INDUSTRIAL AND MINERAL PRODUCTS PURCHASE CONTRACT

(English Translation)

Supplier : Panjin Yidong Petrochemical Co., LTD

Contract Number:0708012

Buyer   : Fuxin Hengrui Technology Co., LTD

Signature Place: Fuxin City

Signature time:2007/08/30

1、Product’s name、quantity、value(RMB)

Product Name	Production Brand	Manufacture Factory	Unit	Quantity	Unit Price (RMB)	Total amount (RMB)
Blend oil			Ton	9000	2750	24.75million

The contract period: from August 30, 2007 to November 30, 2007. The quantity in each delivery is subject to the Buyer’s confirmation by fax.

2、Quality Specifications

Thermal Value	＞9700 kilocalorie/kilogram
Moisture Content	Trace amount
Sulfur Content	＜0.3%
Mechanical impurity	＜3%
Density(20。C)	Around 0.98g/cm3, no more than 1.1g/cm3
Flash point	＞130。C

3、Supplier’s responsibility for quality

For those products not meeting the quality specifications, the price will be settled as follows:

Name of article	Quality Specification	Clearing Form
Thermal Value	＜9700 kacl/kg ＞9400 kacl/kg	There will be a RMB0.027 discount per kacl if lower than the specification
	＜9400 kacl/kg	Rejection, all expenses born by the supplier
Moisture Content	≤3%	Every 1% increase will result in deduction of fuel oil tons the same percentage
	＞3%	Rejection, all expenses born by the supplier
Sulfur Content	＞0.3%	Rejection, all expenses born by the supplier
Mechanical impurity	＞3%	Rejection, all expenses born by the supplier
Density(20·C)	＞1.1g/cm3	Rejection, all expenses born by the supplier
Flash point	＜130·C	Rejection, all expenses born by the supplier

4、Calculation of quantity:

Quantity of goods shall be determined by the inspection results of the Buyer on the delivery date.

Calculation method: cubage × specific gravity

5、Place of delivery: Fuxin station, the third rail dedicated to Fuxin Hengrui Technology CO.,LTD.

6、Transportation and cost: Transport by truck. The supplier shall do the consigning. The price refers to delivery to factory price (not including the transportation cost). The supplier shall inform the buyer the weight and the license number of the truck on the date of delivery.

7、Quality control standards: Upon the arrival of the goods, the buyer shall inspect the goods and the results of the inspection shall constitute the basis for payment. In case of any discrepancy, the supplier should submit its different position within 24 hours after receiving the buyer’s inspection report. If there is any dispute, the goods should be delivered for inspection to a qualified inspection institution in the place where the buyer domiciles. The inspection report issued by the inspection institution shall be deemed as conclusive.

8、Payment

Payment shall be made upon the completion of inspection.

After the goods have been inspected, the buyer shall pay for the goods in one payment and provide the supplier with a VAT invoice (VAT rate is 17%). The payment amount is based on the actual quantity that passed the inspection.

9、Remedies for breach of contract:  In case that the goods did not meet the standard, any expenses incurred for return of goods should be borne by the supplier. For any loss suffered by the buyer due to delay of production, the supplier should compensate the buyer double amount of the actual loss.

10、Dispute settlement: Both parties shall make efforts to settle any dispute arising out of this agreement between themselves,. In the event that the parties fail to reach any settlement, both parties agree that the dispute shall be adjudicated in the court in the jurisdiction where the buyer domiciles.

11、Effectiveness of the contract;

12、This contract has 4 copies, two for each party.

Buyer(stamp):
Supplier(stamp):

Agent (signature): /s/

Address: Industrial Development Zone, Xinghai St., Xinglongtai District Panjin City

Bank: Agricultural Bank of China, Jincheng Branch, Panjin City

Account number: 022852101040012234

Tax number: 211103791560353

Tel: 0427-2883285

Fax: 0427-2883285

Post Code:124013

Agent (signature): /s/

Address:123 – Chuangye St. Fuxin City, Liaoning

Bank: Bank of China, Fuxin Branch

Account number: 7112111308091001

Tax number: 210920740771337

Tel: 0418-2851907

Fax: 0418-2851907

Post Code:123000